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                                                                       EXHIBIT 9

                            STOCK ISSUANCE AGREEMENT


     THIS AGREEMENT, is made as of February 12, 1999 between STEPHEN M. DEARHOLT, an adult resident of the State of Wisconsin ("Lender") and THE FEMALE HEALTH COMPANY a Wisconsin corporation (the "Company").

                                   RECITALS

     A. The Company desires to issue and sell its Promissory Note in the principal amount of Two Hundred Thousand Dollars ($250,000) (the "Note") to Lender pursuant to a Note Purchase and Warrant Agreement of even date between the Lender and the Company (the "Note Purchase and Warrant Agreement").

     B. Lender has required, as a condition of providing the loan to the Company under the Note Purchase and Warrant Agreement that the Company enter into this Agreement and undertake the obligations and liabilities set forth herein.

     C. It is necessary and in the business interests of the Company that the Lender enter into the Note Purchase and Warrant Agreement.

                                   COVENANTS:

     IN CONSIDERATION OF these premises and other good and valuable consideration receipt of which is hereby acknowledged, it is agreed that:

     1. Issuance and Sale of Shares. (a) The Company agrees that in the event the Company shall default in the payment of principal due on the Note and shall fail to pay such principal amount within five (5) days of receipt of written notice of default from the Lender, the Company shall issue to The Lender fifty thousand (50,000) fully paid and non-assessable shares of Common Stock, $.01 par value per share, of the Company; provided that the Company shall issue to the Lender a proportionately fewer or greater number of shares of such Common Stock if the Company combines by reverse stock split or otherwise or subdivides by stock split, stock dividend or otherwise its outstanding Common Stock. The Company shall be obligated to issue, and the Lender shall have the right to receive, all such shares without payment of any further consideration whatsoever. Notwithstanding the foregoing, the Company shall remain liable for all amounts remaining due under and in accordance with the terms of the Note.

          (b) At such time, if any, as the Company shall become obligated to issue shares of its Common Stock to the Lender pursuant to Section 1(a) of this Agreement, the Lender shall be entitled to receive a certificate or certificates representing such shares of Common Stock, which certificate(s) may contain a standard legend indicating that such shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and prohibiting resale thereof without registration or an opinion of counsel that an exemption from registration is available. Subject to the Company's Amended and Restated Articles of Incorporation, certificates for the shares of Common Stock required to be issued hereunder shall be delivered to the Lender within a reasonable time, not exceeding ten days, after the Company shall have become obligated to issue such shares pursuant to Section 1(a) hereof.
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     2.   Reservation of Shares.

          The Company covenants and agrees that the shares of Common Stock issuable hereunder will, upon such issuance in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable (except as set forth in Section 180.0622(2)(b), Wis. Stats., as amended and interpreted) and free from all taxes, liens and charges. The Company further covenants and agrees that, prior to the Termination Date (as hereinafter defined) it will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the issuance of the shares required by this Agreement.

     3. Issuance of Preferred Stock. Prior to the Termination Date, the Company will not issue any capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets.

     4. Anti-Dilution Provisions. The above provisions are, however, subject to the following:

          (a) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Lender shall hereafter have the right to receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the shares of the Common Stock of the Company immediately theretofore receivable hereunder, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable hereunder had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Lender hereunder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter issuable hereunder. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Lender at the last address specified pursuant to Section 11 hereof, the obligation to issue and deliver to the Lender such shares of stock, securities or assets as, in accordance with the foregoing provisions, he may be entitled to receive.

     5. Certain Events. If any event occurs as to which the provisions for the issuance of Common Stock set forth in this Agreement are not strictly applicable or, if strictly applicable would not fairly protect the rights of the Lender in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect the Lender's rights as aforesaid.

     6. Termination Date. The obligation of the Company to issue, and the right of the Lender to receive, Common Stock pursuant to this Agreement shall terminate at such time as the Company shall have made payment in full of the Note, and such payments are not subject to any right of recovery (the "Termination Date").

     7. Issue Tax. The issuance of certificates for shares of Common Stock pursuant to this Agreement shall be made without charge to the Lender for any issuance tax in respect thereof.

     8. Registration Rights. All references in this Section 8 to Common Stock shall be deemed to include Other Securities as applicable.

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     8.1  Demand Registration. At any time following the issuance of Common
Stock pursuant to this Agreement, the Lender may demand registration under the Securities Act of all or part of the Common Stock which has been issued pursuant to this Agreement, on Form S-1 or any similar long-form registration or, in the Company's sole discretion, on Form S-2 or S-3 or any similar short-form registration, if available under applicable rules of the SEC. The written request to be delivered by the Lender to the Company pursuant to this Section
8.1 shall (i) specify the number of shares intended to be offered and sold by the Lender, (ii) express the present intent of the Lender to offer such shares for distribution, and (iii) describe the nature and method of the proposed offer and sale thereof. The registration requested pursuant to this Section 8.1 is referred to herein as "Demand Registration", which term shall also include any Demand Registration as defined in any of the Lender Stock Documents referenced in Section 8.1(a) hereof.

          (a) Number of Registrations. Notwithstanding any contrary provision contained in this Agreement (except the last sentence of this Section 8.1(a) which shall continue to apply), the Note Purchase and Warrant Agreement between the Company and Stephen M. Dearholt of even date, the Warrant issued by the Company to Stephen M. Dearholt as of even date, the Note Purchase and Warrant Agreement between the Company and Stephen M Dearholt dated as of March 25, 1998, the Warrant issued by the Company to Stephen M. Dearholt dated as of March 25, 1998, the Stock Issuance Agreement between the Company and Stephen M. Dearholt dated March 25, 1998, the Note Purchase and Warrant Agreement between the Company and Stephen M. Dearholt dated as of March 25, 1997, the Warrant issued by the Company to Stephen M. Dearholt dated as of March 25, 1997, the Note Purchase and Warrant Agreement by and among the Company and Stephen M. Dearholt dated as of March 25, 1996, the Warrant issued by the Company to Stephen M. Dearholt dated as of March 25, 1996, and the Warrant issued by the Company to Stephen M. Dearholt dated as of November 21, 1995 (collectively the "Lender Stock Documents"), the Lender shall be entitled to an unlimited number of Demand Registrations under all such documents, and shall be entitled to include all or part of the stock received under any or all of such documents in any Demand Registration; provided, however, that, except for Demand Registrations requested pursuant to the last sentence of this Section 8.1(a), any such Demand Registration shall include at least two hundred thousand (200,000) shares of Common Stock (subject to adjustment pursuant to Section 4(a)). A registration initiated as a Demand Registration may be withdrawn at any time at the request of the Lender; provided that in the event a registration initiated as a Demand Registration is so withdrawn, all registration expenses in connection with such withdrawn registration shall be paid by the Lender. In the event the Lender shall pledge or assign his rights and interests to all or part of the Common Stock issued to him hereunder or issued to him upon the exercise of his rights under any of the Lender Stock Documents as collateral pursuant to a borrowing, the rights to Demand Registrations hereunder may be assigned and transferred to a lender (and only one lender at any given time) in connection therewith and said lender shall be entitled to request such Demand Registrations at any time without regard to the two hundred thousand (200,000) share minimum under the first sentence of this Section 8.1(a) and notwithstanding the provisions of the first sentence of Section 8.1(c) below.

          (b) Priority on Demand Registration. The Company will not include in the Demand Registration any securities which are not Common Stock owned by the Lender, without the written consent of the Lender. If the Demand Registration is an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included exceeds the number of shares of Common Stock which can be sold in such offering without adversely affecting the market price of the Company's Common Stock, the Company will include in such registration, prior to the inclusion of any securities which are not shares of Common Stock owned by the Lender, the number of shares of Common Stock owned by the Lender requested to be included which in the opinion of such underwriters can be sold without such adverse affect; and the balance of the shares of Common Stock which the Lender requested to be included in such offering shall be withheld from sale for a period of time requested by the underwriters, but not to exceed one hundred twenty (120) days.

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          (c)  Restrictions on Demand Registration. Subject to the last sentence of Section 8.1(a), the Company will not be obligated to effect a Demand Registration within one hundred twenty (120) days after the effective date of a registration in which the Lender was given an opportunity to participate in a registered offering pursuant to Section 8.2. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the Lender reasonably and in good faith agree that such Demand Registration might have an adverse effect on any proposal or plan by the Company to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any corporate reorganization, merger, consolidation, tender offer or similar transaction.

          (d) Selection of Underwriters. If the Demand Registration involves an underwritten public offering, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Lender's approval (which will not be unreasonably withheld) of such investment banker(s) and managers(s).

     8.2 Participation in Registered Offerings. If the Company at any time or times proposes or is required to register any of its Common Stock or other equity securities for public sale in an underwritten public offering for cash (other than in connection with any stock option, bonus or other employee benefit plan or arrangement) under the Securities Act or any applicable state securities law, it will each such time give written notice to the Lender of its intention to do so. Upon the written request of the Lender given within thirty (30) business days after receipt of any such notice (which request shall state the intended method of disposition of such equity securities and shall state in reasonable detail, to the extent practicable, the net consideration, after all commissions and discounts which the prospective seller expects to receive upon such disposition), the Company shall use all reasonable efforts to cause all such Common Stock issued hereunder which the Lender so requested to be registered (which request will not be for less than two hundred thousand (200,000) shares of Common Stock to be registered under the Securities Act and any applicable state securities laws (provided, that if the managing underwriter advises that less than all of the registered shares of equity securities should be offered for sale so as not to materially and adversely affect the price or salability of the offering being registered by the Company or the Lender for a period not to exceed one hundred twenty (120) days, the Lender will withhold from sale for such period of time such number of shares of Common Stock as the underwriter may specify; provided further that a pro rata number of shares proposed to be offered by the Company and all other shareholders of the Company also shall be similarly withheld from sale), all to the extent requisite to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered. In the event an underwriter is involved with a registration initiated by the Company of the Common Stock, and the Lender requests to participate in the registration, the Lender must commit to sell through the underwriter. The Company may, in its sole discretion, withdraw any registration contemplated by this Section 8.2 and abandon the proposed offering in which the Lender had requested to participate without any further obligation to the Lender with respect to such registration statement or offering; provided however that the Lender shall be indemnified by the Company for any fees, costs and expense of and incidental to such registration, excluding the fees and disbursements of counsel acting solely on behalf of the Lender.

     8.3 Obligations of The Lender. It shall be a condition precedent to the obligation of the Company to register any Common Stock pursuant to Sections 8.1 and 8.2 hereof that the Lender shall (i) furnish to the Company such information regarding the Common Stock held by him and the intended method of disposition thereof and other information concerning the Lender as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company; (ii) agree to abide by such additional or customary terms affecting the proposed offering as reasonably may be requested by the managing underwriter of such offering, including a requirement, if applicable, to withhold (on a pro-rata basis) from the public market for a period of at least one hundred twenty (120) days after any such offering, any shares excluded from the offering at the instance of the underwriter as permitted under Sections 8.1 and 8.2 hereof; and (iii) agree in writing in form satisfactory to the

                                      -4-
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Company to pay the underwriting discounts and commissions applicable to the
Common Stock being sold by the Lender.

     8.4 Registration Proceedings. If and whenever the Company is required by the provisions of Sections 8.1 and 8.2 hereof to effect the registration of the Common Stock under the Securities Act, until the securities covered by such registration statement have been sold or for six (6) months after effectiveness, whichever is the shorter period of time, the Company shall:

          (a) Promptly prepare and file with the SEC a registration statement with respect to such Common Stock and use all reasonable efforts to cause such registration statement to become effective as soon as practicable after the filing thereof and to remain effective, subject to the Company's right to withdraw any registration contemplated by Section 8.2 hereof;

          (b) Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

          (c) Furnish to the Lender and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) Use all reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or "Blue Sky" laws of such jurisdictions as the Lender may reasonably request within twenty
(20) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, and except that the Company shall not be required to so register or qualify in more than twenty (20) such jurisdictions if in the good faith judgment of the managing underwriter such additional registrations or qualifications would be unreasonably expensive or harmful to the consummation of the proposed offering;

          (e) Notify the Lender, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) Notify the Lender promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) Prepare and file with the SEC, promptly upon the request of the Lender, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Lender and counsel for the underwriter or manager of the offering, are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Common Stock by the Lender;

          (h) Prepare and promptly file with the SEC and promptly notify the Lender of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (i) In case the Lender or any underwriter for the Lender is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act, the Company will prepare


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and file such supplements or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

          (j) Advise the Lender, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (k) Not file any amendment or supplement to such registration statement or prospectus to which the Lender shall reasonably have objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least two (2) business days prior to the filing thereof; and

          (l) At the request of the Lender (i) use all reasonable efforts to obtain and furnish on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Lender, which shall contain such opinions as are customary in an underwritten public offering, or, if the offering is not underwritten, shall state that such registration statement has become effective under the Securities Act and that (or substantially to the effect that): (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (b) the registration statement, related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements, schedules or other financial or statistical data contained therein);
(c) such counsel has no reason to believe that either the registration statement or the prospectus or any amendment or supplement thereto (other than financial statements and schedules or financial and statistical data, as to which such counsel need not comment) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (d) the description in the registration statement or prospectus or any amendment or supplement thereto of all legal and governmental matters and all contracts and other legal documents or instruments described therein are accurate in all material respects; and (e) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or prospectus or any amendment or supplement thereto which are not described as required, nor of any contracts or documents or instruments of the character required to be described in the registration statement or prospectus or amendment or supplement thereto or to be filed as exhibits to the registration statement, which are not described and filed as required; and (ii) use all reasonable efforts to obtain letters dated on such effective date, and such closing date, if any, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Lender, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, stating that in the opinion of such accountants, the financial statements and other financial data pertaining to the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act; such opinion of counsel shall additionally cover such legal matters with respect to the registration and with respect to which such opinion is being given as the Lender may reasonably request; such letter from the independent certified public accountants shall additionally cover such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter, with respect to the registration statement and prospectus, as the Lender may reasonably request.

     8.5 Expenses. With respect to each inclusion of Common Stock of the Lender in a registration statement pursuant to Sections 8.1 and 8.2 hereof, all registration expenses, fees, costs and expenses of and incidental to such registration, including any pubic offering in connection therewith, shall be borne by the Company (including the fees

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and disbursements of advisors retained by the Lender and counsel acting solely on behalf of the Lender); provided, however, that the Lender shall bear his pro rata share of the underwriting discount and commissions. The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company (including the cost of any special audit requested in order to effect such registration), fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or "Blue Sky" laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

     8.6 Indemnification of The Lender. Subject to the conditions set forth below, in connection with any registration of securities pursuant to Sections
8.1 or 8.2 hereof, the Company agrees to indemnify and hold harmless the Lender as follows:

          (a) Against any and all loss, claim, damage and expense whatsoever arising out or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the final prospectus (as from time to time amended and supplemented if the Company shall have filed with the SEC any amendment thereof or amendment thereto) if used within the period during which the Company is required to keep the registration statement or prospectus current, or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Company's securities under the securities laws thereof; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this Section 8.6(a) shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of the Lender expressly for use in connection therewith;

          (b) Subject to the proviso contained in the last sentence of Section 8.6(a) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company and no indemnity shall inure to the benefit of the Lender if the person asserting the claim failed to receive a copy of the final prospectus at or prior to the written confirmation of the sale of shares of Common Stock to such person if the untrue statement or omission had been corrected in such final prospectus and the failure to receive such final prospectus is not a necessary element of such person's claim;

          (c) In no case shall the Company be liable under this indemnity agreement with respect to any claim made against the Lender unless the Company shall be notified, by letter or by telegram confirmed by letter, of any claim made or action commenced against him, reasonably promptly (but in any event within twenty (20) days of receipt of such claim or, in the event that any summons or other service of process requires a responsive pleading within thirty
(30) days or less time, within ten (10) days after receipt of such summons or other process) after the Lender shall have received notice of such claim or been served with the summons or other legal process giving information as to the nature and basis of the claim, but failure to so notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled

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to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided that such counsel is reasonably satisfactory to the Lender. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Lender shall, after the date the Lender is notified of such election, bear the fees and expenses of any counsel thereafter retained by the Lender as well as any other expenses thereafter incurred by the Lender in connection with the defense thereof; provided, however, that the Company shall bear the fees and expenses of any such separate counsel retained by the Lender if the counsel representing the Company has a conflict of interest (which is not waived) with the Lender which would prohibit such counsel from representing the Lender.

     8.7 Indemnification of Company. In connection with any registered offering pursuant to Section 8.1 and 8.2 above, the Lender agrees to indemnify and hold harmless the Company and each of the officers and directors and agents of it and each other person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under
Section 8.6 hereof; provided, however, that such indemnification shall be limited to statements or omissions, if any, made (or in settlement of any litigation effected with the written consent of the Lender alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or any application or other document in reliance upon, and in conformity with, written information furnished in respect of the Lender, by or on behalf of the Lender expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document. In case any action shall be brought against the Company, or any other person so indemnified based on any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or any such application or other documents, in respect of which indemnity may be sought against the Lender, it shall have the rights and duties given to the Company, and each other person so indemnified shall have the rights and duties given to the Lender, by the provisions of Section 8.6(c) hereof. The Company agrees to notify the Lender promptly after the assertion of any claim against the Company in connection with the sale of securities covered by this Agreement.

     8.8 Future Registration Rights. The Company may agree with its shareholders other than the Lender to allow their participation in any registered offering which may be requested pursuant to Section 8.1 hereof, provided all such rights of participation by shareholders other than the Lender shall be subordinated to the rights of the Lender herein, in a manner reasonably satisfactory to the Lender and his counsel.

     9. Definitions. When used in this Agreement, the following terms shall have the meanings specified:

          (a) "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with another Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          (b) "Common Shares" shall mean and include the Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares issuable pursuant to this Agreement shall include shares designated as Common Stock of the Company on the date hereof or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4(a) hereof.

          (c) "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

          (d) "Other Securities", as used in Section 8 hereof, shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Lender at any time shall be entitled to receive, or shall have received, under this Agreement, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 hereof or otherwise.

          (e) "Person" shall mean and include an individual, partnership, corporation, trust, joint venture, incorporated organization and a government or any department or agency thereof.

          (f)  "Termination Date" shall have the meaning assigned thereto in
Section 6 hereof.

     10. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11. Notices. Any notice or other communication pursuant to this Agreement shall be in writing and shall be deemed sufficiently given upon receipt, if personally delivered or telecopied (with receipt acknowledged), or if mailed, upon deposit with the United States Postal Service by first class, certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

          (a) If to the Company, to The Female Health Company, 875 North Michigan Street, Suite 3660, Chicago, Illinois 60611, Attention: Chairman, or such other address as the Company has designated in writing to the Lender.

          (b) If to the Lender, to Stephen Dearholt, Insurance Processing Center, 741 North Milwaukee Street, Milwaukee Wisconsin 53202 or to such other address as The Lender has designated in writing to the Company.

     12. Governing Law: Consent to Jurisdiction. The Company and the Lender each hereby consents to the exclusive jurisdiction of any state or federal court situated in Milwaukee County, Wisconsin, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. Nothing herein shall affect either party's right to serve process in any manner permitted by law, or limit either party's right to bring proceedings against the other or their property or assets in the competent courts of any other jurisdiction or jurisdictions. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Wisconsin.

     13. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     14. Further Assurances. The Company agrees that it will execute and record such documents as the Lender shall reasonably request to secure for the Lender any of the rights represented by this Agreement.

     15. Entire Agreement: Amendment and Modifications. This Agreement constitutes the entire agreement between the Lender and the Company with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon either party unless expressed herein. This Agreement may be amended, modified or supplemented only by written agreement of the Company and the Lender.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                              THE FEMALE HEALTH COMPANY



                                               By:/s/ O. B. Parrish
                                                  -----------------
                                                  Chairman of the Board and
                                                  Chief Executive Officer



                                                  /s/ Stephen M. Dearholt
                                                  -----------------------
                                                  Stephen M. Dearholt